EXHIBIT 23.1


                                     TECHNIP
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Technip Group Savings Plan dated December 7, 2006 of our report dated April 3, 2006 (except for the notes 36 to 38 for which the date is June 28, 2006) with respect to the consolidated financial statements of Technip included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


Neuilly-sur-Seine, France
December 7, 2006

                             ERNST & YOUNG & AUTRES
                        Represented by Gilles Puissochet




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